                                                                       Exhibit A

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.01 per share, of PlanetCAD Inc., and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of July 12, 2002.


CAPSTONE VENTURES, SBIC, L.P.
By: CAPSTONE SBIC MANAGEMENT, INC.,
     its General Partner

By: /s/ Eugene J. Fischer
   ------------------------------
Name:   Eugene J. Fischer
Title:  President


CAPSTONE SBIC MANAGEMENT, INC


By: /s/ Eugene J. Fischer
   ------------------------------
Name:   Eugene J. Fischer
Title:  President


By: /s/ Eugene J. Fischer
   ------------------------------
Name:   Eugene J. Fischer


By: /s/ Barbara L. Santry
   ------------------------------
Name:   Barbara L. Santry